UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 23, 2003

Date of Report (Date of earliest event reported)

Axtive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20995	13-3778895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 4500 Dallas, TX	75202
(Address of principal executive offices)	(Zip Code)

(214) 397-0200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of ThinkSpark Corporation

On May 23, 2003, Axtive Corporation (“Axtive”) acquired ThinkSpark Corporation and its subsidiaries (“ThinkSpark”), a professional services firm providing IT Professional Services related to Oracle database software. The acquisition was structured as a merger of a newly formed wholly owned subsidiary of Axtive with and into ThinkSpark, with ThinkSpark as the surviving corporation in the merger. Headquartered in Dallas, Texas with additional offices in Austin, San Antonio, Oklahoma City, Houston and Las Vegas, ThinkSpark generated revenues of approximately $21.3 million in 2002 and incurred a net loss of approximately $6.4 million, including non-recurring charges of approximately $3.2 million. Such non-recurring charges resulted primarily from ThinkSpark’s closing offices, reducing headcount and ceasing operations in the U.K., all during the fourth quarter of 2002.

In exchange for all the outstanding shares of ThinkSpark, Axtive paid selling stockholders approximately $61,000 and assumed $5.0 million of long-term debt from the ThinkSpark’s secured creditor, Merrill Lynch Business Financial Services, Inc. (“Merrill Lynch”). The cash consideration was funded from Axtive’s sale of shares of Series A Convertible Preferred Stock, which was also completed on May 23, 2003. The Merrill Lynch debt is secured by $1.0 million of accounts receivable of ThinkSpark and is guaranteed by all of Axtive’s subsidiaries, including ThinkSpark. Axtive also issued Merrill Lynch warrants to acquire 5,000,000 shares of its common stock in exchange for Merrill Lynch’s assignment to Axtive of an additional approximately $2.0 million principal amount of debt due to Merrill Lynch from ThinkSpark. The warrants have an exercise price of $.01 per share and can be exercised anytime prior to May 2013. As a result of the warrants, Merrill Lynch could acquire a significant equity interest in Axtive.

The acquisition of ThinkSpark will be accounted for using the purchase method of accounting. As such, the assets and liabilities of ThinkSpark will be recorded at their estimated fair value and the results of operations will be included in Axtive’s consolidated results of operations from the date of acquisition. The excess purchase price over the fair value of the tangible and intangible net assets acquired in the acquisition of ThinkSpark has not yet been determined, but could range between $6.5 and $7.5 million. Such amount will be allocated primarily to goodwill.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

As permitted by Form 8-K, the historical financial information required by Regulation S-X will be filed by an amendment to this Form 8-K no later than August 8, 2003.

(b)	Pro forma Financial Information.

As permitted by Form 8-K, the pro forma financial information required by Regulation S-X will be filed by an amendment to this Form 8-K no later than August 8, 2003.

(c)	Exhibits.

10.1	Agreement and Plan of Merger by and among Axtive Corporation, Axtive Acquisition Corp., ThinkSpark Corporation and Kerry Osborne dated as of May 23, 2003 and filed herewith.

2

99.1	Press Release dated May 28, 2003 and filed herewith.

99.2	Press Release dated June 5, 2003 and filed herewith.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXTIVE CORPORATION

Date: June 9, 2003

By:	/s/ DAVID N. PILOTTE
David N. Pilotte Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

10.1	Agreement and Plan of Merger by and among Axtive Corporation, Axtive Acquisition Corp., ThinkSpark Corporation and Kerry Osborne dated as of May 23, 2003 and filed herewith.

99.1	Press Release dated May 28, 2003 and filed herewith.

99.2	Press Release dated June 5, 2003 and filed herewith.